UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 18, 2008
W. P. Carey & Co. LLC
(Exact name of registrant as specified in its charter)

Delaware	001-13779	13-3912578
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Rockefeller Plaza New York, New York (Address of principal executive offices)		10020 (Zip code)
(212) 492-1100
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.
ITEM 9.01 Financial Statements and Exhibits.
SIGNATURES
EX-99.1: CONSENT OF W.P. CAREY & CO. LLC AND CAREY FINANCIAL LLC

ITEM 1.01 Entry into a Material Definitive Agreement.
W. P. CAREY COMPLETES SETTLEMENT WITH SEC
W. P. Carey & Co. LLC and its wholly-owned broker-dealer subsidiary, Carey Financial LLC (“Carey Financial”), have entered into a definitive agreement with the U. S. Securities and Exchange Commission (“SEC”) to settle the previously disclosed SEC investigations of WPC and Carey Financial. The terms of the definitive agreement are the same as those in the agreement in principle described in our Annual Report on Form 10-K for the year ended December 31, 2007.
To effect the settlement, WPC and Carey Financial have consented to the entry of a Final Judgment in the United States District Court for the Southern District of New York with respect to a complaint filed by the SEC today relating to the above-described investigations and other matters. WPC and Carey Financial have neither admitted nor denied the allegations in the complaint. The Final Judgment will permanently restrain and enjoin WPC and Carey Financial from violating certain provisions of the securities laws and require WPC to make payments of $10.868 million to CPA®:14 and $9.111 million to CPA®:15, and to pay a $10.0 million civil penalty.
In anticipation of this settlement and as previously disclosed, WPC took a charge of approximately $29.979 million with respect to the fourth quarter of 2007, and recognized an offsetting $8.967 million tax benefit with respect to the same period. No additional charges are anticipated in connection with the definitive agreement.
ITEM 9.01 Financial Statements and Exhibits.
Exhibit 99.1	Consent (including the form of the Final Judgment) dated March 4, 2008 of W. P. Carey & Co. LLC and Carey Financial LLC

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

W. P. Carey & Co. LLC
Date: March 18, 2008	By:	/s/ Mark J. DeCesaris
Mark J. DeCesaris
Managing Director and acting Chief Financial Officer

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